SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2014

Longview Real Estate, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-178482	30-0693512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7702 E Doubletree Ranch Rd. Ste 300 Scottsdale AZ	85258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 480.902.3399

Longview Real Estate, Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On January 30, 2014, our board of directors and majority shareholders approved a name change to Cannabis-Rx Inc. On the same day, we filed a Certificate of Amendment with the Delaware Secretary of State in connection with our name change. A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1.

We intend to retain our focus on acquiring and selling/leasing real estate assets, but we have decided branch out and cater to the real estate needs of the regulated cannabis industry. In this niche market, we plan to purchase real estate assets and lease growing space and related facilities to licensed marijuana growers and dispensary owners for their operations. We believe there is a significant amount of business in this space and we have changed our name to better reflect our business direction.

In connection with the name change, we have the following new CUSIP number: 13764U 102. We have submitted an application to FINRA for an effective date for our corporate action and have requested a new symbol to better reflect our new name. FINRA has reviewed our application and provided us with a new symbol, CANA.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Longview Real Estate, Inc.

/s/ Llorn Kylo

Llorn Kylo

Chief Executive Officer

Date: January 27, 2014

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